SECURITIES AND EXCHANGE COMMISSION

                         Washington, D. C. 20549


                                FORM 8-K


                             CURRENT REPORT



       Pursuant to Section 13 or 15(d) of the Securities Exchange

                               Act of 1934




    Date of Report March 9, 2005    Commission File Number 1-3647
       (Date of earliest event reported)



                             J.W. Mays, Inc.
         (Exact name of registrant as specified in its charter)


                      New York                         11-1059070
           (State or other jurisdiction           (I.R.S. Employer
                 of incorporation)                 Identification No.)


          9 Bond Street,  Brooklyn,  New York          11201-5805
        (Address of principal executive offices)       (Zip Code)


    (Registrant's telephone number, including area code) 718-624-7400


                                                 This Report Contains 4 Pages.

Item 2.02. Results of Operations and Financial Condition



J. W. Mays, Inc. issued a press release on March 9, 2005 reporting its financial results for the three and six months ended January 31, 2005.
The press release reported revenues and net income for such three and six month periods and provided a comparison for revenues and net income to the three and six month periods ended January 31, 2004.

A copy of the press release is attached to this Form 8-K as Exhibit 99(i).

                              SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                         J. W. MAYS, INC.
                                                    ---------------------------
                                                           (Registrant)



Dated:  March 9, 2005                               By: Mark Greenblatt
        -------------                               ---------------------------
                                                    Mark Greenblatt
                                                    Vice President
                                                    Principal Financial Officer

Press Release
                                                                  Exhibit 99(i)


                               J. W. MAYS, INC.
                             REPORTS ON OPERATIONS
        FOR THE SECOND QUARTER AND SIX MONTHS ENDED JANUARY 31, 2005



J. W. Mays, Inc. today reported its financial results for the three and six months ended January 31, 2005.

Revenues for the three months ended January 31, 2005 were $3,171,903 compared to revenues of $3,441,183, in the comparable 2004 three month period, while revenues for the current six months were $6,328,846 compared to revenues of $6,761,124 in the comparable 2004 six months.

Net income for the three months ended January 31, 2005 was $35,923, or $.01 per share, compared to net income of $148,371, or $.07 per share, in the comparable 2004 three month period.

Net income for the six months ended January 31, 2005 was $150,799, or $.07 per share, compared to net income of $429,159, or $.21 per share, in the comparable 2004 six month period.




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Dated:   March 9, 2005